Exhibit 99.1

World Fuel Services Corporation Reports Fourth Quarter and Full Year 2015 Earnings

Consolidated volume increases 19% year-over-year

Generated operating cash flow of $448 million in 2015

MIAMI--(BUSINESS WIRE)--February 11, 2016--World Fuel Services Corporation (NYSE: INT) today reported full year net income of $186.9 million or $2.64 diluted earnings per share. Excluding the impact of certain one-time items, adjusted full year net income was $193.3 million or $2.73 adjusted diluted earnings per share. For 2014, net income as adjusted for one-time items was $216.7 million or $3.04 adjusted diluted earnings per share. Non-GAAP net income and diluted earnings per share for the full year, excluding share-based compensation, amortization of acquired intangible assets and other one-time items were $225.1 million and $3.18, respectively, compared to $249.0 million and $3.49 in 2014.

For the fourth quarter, net income was $51.8 million or $0.74 diluted earnings per share. Excluding the impact of one-time items, adjusted net income was $52.7 million or $0.75 adjusted diluted earnings per share. In the fourth quarter of 2014, net income as adjusted for one-time items was $57.5 million or $0.81 diluted earnings per share. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2015, excluding share-based compensation, amortization of acquired intangible assets and other one-time items were $62.1 million and $0.88, respectively, compared to $68.0 million and $0.96 in the fourth quarter of 2014.

“Our performance during a period of macroeconomic turmoil in many of the markets we serve demonstrates the resiliency of our business model,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “We continued to leverage our integrated portfolio of products, services and technology solutions, while pursuing long-term growth opportunities that will drive sustainable shareholder value.”

For the full year, the company’s aviation segment generated gross profit of $361.4 million, an increase of $39.8 million or 12% year-over-year. The company’s marine segment generated gross profit of $189.6 million, a decrease of $16.0 million or 8% year-over-year. The company’s land segment posted gross profit of $309.5 million, an increase of $23.1 million or 8% year-over-year.

“Our balance sheet and strong cash flow profile provided us with the opportunity to pursue strategic initiatives and return $71.0 million to shareholders through our stock repurchase program during 2015,” said Ira M. Birns, executive vice president and chief financial officer. “For 2016, our strong financial position will enable us to continue executing on additional organic and strategic growth opportunities, such as the ExxonMobil transaction announced this morning.”

Non-GAAP Financial Measures

The non-GAAP financial measures exclude costs associated with share-based compensation, amortization of acquired intangible assets, expenses related to acquisitions, deferred revenue purchase accounting adjustments, the termination of employment agreement, the executive non-renewal charge and the gain on the sale of the crude oil joint venture interests (net of certain related operating expenses) primarily because we do not believe they are reflective of the Company’s core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, the expenses related to acquisitions, the termination of employment agreement, the executive non-renewal charge and the gain on the sale of the crude oil joint venture interests (net of certain related operating) expenses are useful for purposes of evaluating operating performance of our core operating results and comparing them period over period. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on our business or cash flows, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. We believe that the exclusion of the deferred revenue purchase accounting adjustment is useful to investors as an additional means to reflect trends of our business and provides investors with financial information that facilitates comparison of both historical and future results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our strategy on driving growth and delivering value. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 12, 2015. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN MILLIONS)

	As of
	December 31,	December 31,
	2015	2014

Assets:
Current assets:
Cash and cash equivalents	$582.5	$302.3
Accounts receivable, net	1,812.6	2,306.4
Inventories	359.1	437.6
Prepaid expenses and other current assets	500.4	627.1

Total current assets	3,254.6	3,673.4

Property and equipment, net	225.6	203.4

Goodwill, identifiable intangible and other non-current assets	1,069.2	1,004.2

Total assets	$4,549.4	$4,881.0

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$25.5	$17.9
Accounts payable	1,349.6	1,850.1
Accrued expenses and other current liabilities	387.7	371.3

Total current liabilities	1,762.8	2,239.3

Long-term debt	746.7	672.0
Other long-term liabilities	118.5	104.8
Total liabilities	2,628.0	3,016.1

Equity:
World Fuel shareholders' equity	1,911.4	1,855.4
Noncontrolling interest equity	10.0	9.5
Total equity	1,921.4	1,864.9

Total liabilities and equity	$4,549.4	$4,881.0

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN MILLIONS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue	$6,731.9	$9,779.6	$30,379.7	$43,386.4
Cost of revenue	6,504.0	9,560.1	29,519.2	42,572.8

Gross profit	227.9	219.5	860.5	813.6

Operating expenses:
Compensation and employee benefits	95.3	86.2	365.8	319.8
Provision for bad debt	2.3	0.3	7.5	3.8
General and administrative	62.4	62.0	240.0	220.9

Total operating expenses	160.0	148.5	613.3	544.5

Income from operations	67.9	71.0	247.2	269.1
Non-operating (expenses) income, net	(6.9)	12.2	(27.9)	0.4

Income before income taxes	61.0	83.2	219.3	269.5
Provision for income taxes	9.5	16.2	36.3	51.1

Net income including noncontrolling interest	51.5	67.0	183.0	218.4
Net loss attributable to noncontrolling interest	(0.3)	(0.1)	(3.9)	(3.3)

Net income attributable to World Fuel	$51.8	$67.1	$186.9	$221.7

Basic earnings per common share	$0.75	$0.95	$2.66	$3.13

Basic weighted average common shares	69.5	70.7	70.2	70.8

Diluted earnings per common share	$0.74	$0.94	$2.64	$3.11

Diluted weighted average common shares	69.9	71.3	70.7	71.3

Adjusted diluted earnings per common share was $0.75 and $0.81 for the three months ended December 31, 2015 and 2014, respectively and $2.73 and $3.04 for the year ended December 31, 2015 and 2014, respectively. Please see the reconciliation of GAAP to Non-GAAP Financial Measures for a reconciliation of GAAP diluted earnings per common share to Adjusted diluted earnings per common share.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN MILLIONS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income including noncontrolling interest	$51.5	$67.0	$183.0	$218.4
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	18.5	17.5	63.4	59.4
Provision for bad debt	2.3	0.3	7.5	3.8
Share-based payment award compensation costs	3.8	4.5	17.0	15.8
Other	(11.4)	(20.8)	(18.1)	(25.2)
Change in cash collateral with financial counterparties	40.4	(257.1)	133.3	(288.0)
Changes in assets and liabilities, net of acquisitions	17.2	200.7	61.4	157.0
Total adjustments	70.8	(54.9)	264.5	(77.2)
Net cash provided by operating activities	122.3	12.1	447.5	141.2

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(14.9)	(42.9)	(96.9)	(273.6)
Capital expenditures	(14.6)	(13.1)	(51.0)	(50.2)
Escrow payment related to an assumed obligation of an acquired business	-	-	-	(21.7)
Proceeds from sale of crude oil joint venture interests	-	43.0	-	43.0
Other	(1.2)	6.1	3.2	5.4
Net cash used in investing activities	(30.7)	(6.9)	(144.7)	(297.1)

Cash flows from financing activities:
Borrowings of debt, net	(112.2)	(76.8)	79.2	205.8
Dividends paid on common stock	(4.2)	(2.6)	(15.3)	(10.6)
Other	(0.6)	(11.0)	(81.0)	(25.7)
Net cash (used in) provided by financing activities	(117.0)	(90.4)	(17.1)	169.5

Effect of exchange rate changes on cash and cash equivalents	(1.7)	(1.0)	(5.5)	(3.4)

Net (decrease) increase in cash and cash equivalents	(27.1)	(86.2)	280.2	10.2

Cash and cash equivalents, as of beginning of period	609.6	388.5	302.3	292.1

Cash and cash equivalents, as of end of period	$582.5	$302.3	$582.5	$302.3

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN MILLIONS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Non-GAAP financial measures and reconciliation:
GAAP net income attributable to World Fuel	$51.8	$67.1	$186.9	$221.7
Expenses related to acquisitions, net of taxes (1)	0.9	0.3	3.0	1.9
Deferred revenue purchase accounting adjustment, net of income taxes (2)	-	-	1.1	-
Termination of employment agreement, net of income taxes (3)	-	-	2.3	-
Executive non-renewal charge, net of income taxes (4)	-	-	-	3.0
Gain on the sale of the crude oil joint venture interests, net of income taxes (5)	-	(9.9)	-	(9.9)
Adjusted net income attributable to World Fuel	$52.7	$57.5	$193.3	$216.7
Share-based compensation expense, net of income taxes (6)	2.9	2.9	11.4	9.9
Intangible asset amortization expense, net of income taxes (7)	6.5	7.6	20.4	22.4
Non-GAAP net income attributable to World Fuel	$62.1	$68.0	$225.1	$249.0

GAAP diluted earnings per common share	$0.74	$0.94	$2.64	$3.11
Expenses related to acquisitions, net of taxes (1)	0.01	0.01	0.04	0.03
Deferred revenue purchase accounting adjustment, net of income taxes (2)	-	-	0.02	-
Termination of employment agreement, net of income taxes (3)	-	-	0.03	-
Executive non-renewal charge, net of income taxes (4)	-	-	-	0.04
Gain on the sale of the crude oil joint venture interests, net of income taxes (5)	-	(0.14)	-	(0.14)
Adjusted diluted earnings per common share	$0.75	$0.81	$2.73	$3.04
Share-based compensation expense, net of income taxes (6)	0.04	0.04	0.16	0.14
Intangible asset amortization expense, net of income taxes (7)	0.09	0.11	0.29	0.31
Non-GAAP diluted earnings per common share	$0.88	$0.96	$3.18	$3.49

(1) The pre-tax amount of the expenses related to acquisitions was $1.1 and $0.3 for the three months ended December 31, 2015 and 2014, respectively, and $4.1 and $2.1 for the year ended December 31, 2015 and 2014, respectively.

(2) The pre-tax amount of the deferred revenue purchase accounting adjustment was $1.5 for the year ended December 31, 2015.

(3) The pre-tax amount of the termination of employment agreement was $3.8 for the year ended December 31, 2015.

(4)The pre-tax amount of the executive non-renewal charge was $4.8 for the year ended December 31, 2014.

(5) The pre-tax amount of the gain on the sale of the crude oil joint venture interests was $16.0 for the three months and the year ended December 31, 2014.

(6) The pre-tax amount of share-based compensation expense was $3.9 and $4.4 for the three months ended December 31, 2015 and 2014, respectively, and $16.3 and $14.6 for the year ended December 31, 2015 and 2014, respectively.

(7) The pre-tax amount of intangible asset amortization expense was $8.4 and $9.2 for the three months ended December 31, 2015 and 2014, respectively, and $27.3 and $29.1 for the year ended December 31, 2015 and 2014, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
(UNAUDITED - IN MILLIONS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Aviation segment	$2,660.6	$3,907.0	$11,738.2	$17,268.8
Marine segment	1,852.9	3,104.7	9,367.2	13,843.3
Land segment	2,218.4	2,767.9	9,274.3	12,274.3
	$6,731.9	$9,779.6	$30,379.7	$43,386.4

Gross profit:
Aviation segment	$86.6	$74.7	$361.4	$321.6
Marine segment	45.3	59.5	189.6	205.6
Land segment	96.0	85.3	309.5	286.4
	$227.9	$219.5	$860.5	$813.6

Income from operations:
Aviation segment	$30.9	$27.8	$131.7	$142.3
Marine segment	15.7	27.1	73.0	90.0
Land segment	36.1	30.3	103.4	90.3
	$82.7	$85.2	$308.1	$322.6
Corporate overhead - unallocated	14.8	14.2	60.9	53.5
	$67.9	$71.0	$247.2	$269.1

SALES VOLUME SUPPLEMENTAL INFORMATION
(UNAUDITED - IN MILLIONS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Volume (Gallons):
Aviation segment	1,646.5	1,487.4	6,341.9	5,718.2
Marine segment (1)	2,116.6	1,883.7	8,617.7	6,775.3
Land segment	1,382.1	1,125.4	4,932.7	4,246.8
Consolidated total	5,145.2	4,496.5	19,892.3	16,740.3

(1) Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 8.0 and 7.1 for the three months ended December 31, 2015 and 2014, respectively and 32.6 and 25.7 for the year ended December 31, 2015 and 2014, respectively.

CONTACT:
World Fuel Services Corporation
Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer